Exhibit 10.16


                          CAMBODIAN PUBLIC BANK LIMITED

                            PRIVATE AND CONFIDENTIAL

26  June  2000

M/s  Northbridge-KC  Development  Co.,  Ltd.
Trapang  Chhouk  Village
Tek  Thla  Commune,  Russei  Keo  District
Phnom  Penh,  Cambodia

Dear  Sir:

APPLICATION  FOR  CREDIT  FACILITY
----------------------------------
We are pleased to advise that your application for the following credit facility has been approved:

Facility                 Approved  Limit     Pricing/Commission
--------                 ---------------     ------------------
Revolving  Credit (RC)   USD1,700,000.00     3%  +  FDR  rate


                                             A higher FD interest rate of 0.5%
                                             p.a. above our counter rate is
                                             allowed.  However, the preferential
                                             FD  rate  is  allowed  during
                                             subsistence of the RC facility  and
                                             subject  to  a  minimum  FD  amount
                                             of  USD500K.

Note:  To  supersede  and  cancel  our  letter  dated  25  May  2000.
----

subject  to  the  terms  and  conditions  stated  below:

1)   Purpose  of  Facility:
     ---------------------

     For construction of two apartment buildings, supporting infrastructure, land-fill, land improvements, etc. Loan is to be drawn monthly against presentation of a certificate of progress completion by Davis Langdon & Seah or any other quantity surveyor appointed by the Borrower.

2)   Repayment:
     ---------

     The  facility  shall  be  repayable  on  demand.

     The facility is subject to annual renewal or at the Bank's option any other more frequently review(s) as the bank in its sole discretion may decide.

     Any decision by the bank not to conduct a review during any review period or any failure, omission or delay on the bank to conduct such review shall not be construed as a waiver of the bank's right to review nor prejudice the bank's right to recall or recover outstanding owing by the borrower and or guarantor on demand.

3)   Security:
     --------

     a. Fixed Deposits of US$1.7M deposited with our Bank. Progressive drawdown of facility is allowed at a ratio of 1:1 (Loan: Fixed Deposits).

     b.     A  Letter  of  Set-Off/Letter  of  Pledge  has  to  be  executed.

     The security documents created above shall form part of the Letter of Offer.

4)   Specific  Terms  and  Conditions  Governing  RC  Facility:
     ---------------------------------------------------------

     Please refer to the standard terms and conditions pertaining to the Specific credit facility attached as per Appendix I.

5)   Conditions  Precedent:
     ---------------------

     Please  refer  to  Appendix  II.

6)   Other  Terms  and  Conditions:
     -----------------------------

     Please  refer  to  Appendix  III.

     Appendix I, II, and III herein shall supplement and form a part of this Letter of Offer.

We trust the above terms and conditions are acceptable to you and would appreciate it if you could confirm acceptance by signing and returning to us the duplicate of this letter within 14 days from the date hereof, failing which our offer is treated as lapsed and regarded as null and void.

It  is  our  pleasure  to  be  of  service  to  you.

Your  truly,
for  CAMBODIAN  PUBLIC  BANK  LIMITED

/S/  CHAN  KOK  CHOY

Chan  Kok  Choy
General  Manager

I/We confirm that all the terms and conditions of the facility herein are acceptable to me/us and I/we hereby accept the offer upon and subject to the stated terms and conditions and further subject to the completion of the legal documentation required by the Bank.

/S/  ROBERT  W.  BREWITT               Date:  August  4,  2000

                                                                     Appendix  I
                                                                     -----------

TERMS  AND  CONDITIONS  FOR  REVOLVING  CREDIT  (RC)  FACILITY
--------------------------------------------------------------

1. Each drawndown of the facility shall be against a Promissory Note drawn in favour of Cambodian Public Bank Limited for a loan tenure of 3 (three) months and before expiry date of the RC facility.

2. Each drawndown shall be made in integral multiples of USD1,000.00 subject to minimum of USD50,000.00.

3. On the maturity date/due date of each drawndown, the Bank shall at its sole discretion allow the company either to repay part or the whole of the principal sum plus interest or the interest alone and the principal sum "rolled over" for another 3 (three) months but not exceeding the expiry date of the facility.

4. Repayment of each drawndown shall be in minimum amount of USD50,000.00 or multiple thereof.

5. A minimum of two business days notice (in writing) shall be given to the bank indicating the company's intention to repay or "roll over" the principal sums.

6. In the event of late payment of interest and/or principal, interest on the amount overdue shall be charged at the rate of at least 1% p.a over and above the prevailing interest rate.

7. Prepayment is strictly not allowed before the maturity of the relevant promissory notes.

8.     A  current  account  is  to  be  maintained  with  the Bank at all times.


                                                                    Appendix  II
                                                                    ------------

CONDITIONS  PRECEDENT:
---------------------

The following conditions precedent must be fulfilled prior to the disbursement of any part of the credit facilities:

1.     Acceptance  of  this  letter  of  offer.

2. The company's resolution confirming the request and acceptance of the credit facilities as per terms and conditions indicated in this letter of offer.

3. Execution and completion of all loan and security documentation relating to the credit facility.

4.     Any  other  predisbursement  conditions  to  be  stipulated.

                                                                   Appendix  III
                                                                   -------------

OTHER  TERMS  AND  CONDITIONS:
-----------------------------

1.     The  Bank  reserves  the  right  to:

       i. Impose additional conditions, amend any terms and conditions governing the facility including revise/vary the interest rates and other charges on the facility from time to time at the Bank's absolute discretion.

       ii. Consolidate all or any of your accounts and set-off or transfer any sum outstanding to the credit of any one or more such accounts towards satisfaction of any of your liabilities with the Bank. The Bank shall also have a lien over the security of any Loan account/facility to cover your borrowings of any other account under consolidation.

       iii. Revise the interest rate upwards, if the account is not conducted in a satisfactory manner and/or when there is any perceived increase in credit risk by the bank.

       iv. This facility shall be repayable on demand and the Bank shall have the right to terminate the loan without assigning any reason thereof and by giving not less than one(1) month notice in writing to terminate. The aforesaid one (1) month shall be calculated with effect from the day following after the date of the Bank's letter of demand. And should the date of the commencement and/or expiry of the notice falls on Saturday and Sunday, or a public holiday, the following day shall be the effective date. This notice may be forwarded by ordinary post to the last known address.

2. Approval is conditional that you/your company's Directors, Managers or Agents are not directly related to any present and future employee of the Bank and its subsidiaries either as parents, spouse or children. Please note that we have the right to recall the facilities if this condition is not complied with.